ACCOUNT RECEIVABLE PURCHASE AGREEMENT

THIS ACCOUNT RECEIVABLE PURCHASE AGREEMENT (this "Agreement"), made as of this 10 day of October, 2012, by and between International Magnesium Group, Inc. a Florida corporation ("Seller"); and DS-CONCEPT TRADE INVEST LLC, a Delaware limited liability company ("Purchaser").

BACKGROUND

Purchaser may from time to time desire to purchase and invest in trade account receivables owned by Seller. Seller is willing from time to time to offer for purchase by Purchaser its trade account receivables subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Sale and Purchase of Account Receivable. Seller hereby sells and assigns to
Purchaser, and Purchaser hereby purchases from Seller, all of Seller's account receivable arising from Seller's sales of merchandise to customers including, without limitation, all such sales arising under any trade names or through any division or selling agent of Seller (collectively, the "Accounts Receivable" and individually, an "Account Receivable"). The assignment of Account Receivable to Purchaser vests in Purchaser all of Seller's rights, securities, guaranties and liens with respect to each Account Receivable, including all rights of stoppage in transit, replevin, reclamation, and all claims of lien filed by Seller or held by Seller on personal property, and all rights and interest in the merchandise sold, and all of Seller's defenses and rights of offset with respect to any payments received by Purchaser on Account Receivable, but Purchaser shall not be obligated to, and shall not be liable for, exercising or refusing to exercise any rights granted to Purchaser hereby.

2.           Credit Approvals. Except as set forth in Section 3 below, all orders from customers including the amount and terms of each proposed sale to such customers shall be submitted by Seller to Purchaser for prior written approval (an "Approval") in advance of such sale, which Approval may be granted or withheld at Purchaser's sole discretion. Each Approval is subject to withdrawal either orally or in writing at any time prior to delivery of merchandise, and shall be deemed no longer effective if Seller fails to deliver such merchandise within thirty (30) days after the date specified for such delivery on the terms of sale submitted to Purchaser for its approval, or within thirty (30) days from the date of Purchaser's approval if no delivery or rendition date has been specified. Each Account Receivable first approved by Purchaser in writing as to credit risk and terms of sale shall be herein referred to as a "Purchaser Risk Account Receivable". Any Account Receivable not approved in writing by Purchaser as to credit risk or terms of sale shall be herein referred to as a "Seller Risk Account Receivable". All requests for Approvals must be submitted to Purchaser in writing. All Purchaser Risk Account Receivables shall be purchased by Purchaser without recourse against Seller as to the credit risk of such Purchaser Risk Account Receivable as provided in this Agreement. All Seller Risk Account Receivables shall be assigned to Purchaser with full recourse against Seller. On all Purchaser

Risk Account Receivables, Purchaser assumes the credit risk up to the amount so approved and will bear the credit loss in accordance with the terms of this Agreement on the amount of the uncollected Purchaser Risk Account Receivables if a customer, after delivery/rendition and acceptance of the goods/services, fails on the due date thereof to pay in full solely because of its financial inability to pay. In no event shall Purchaser be responsible in the event nonpayment of any Seller Risk Account Receivables.

3.           Purchasing Limits. Submission of orders for Purchaser's prior written approval shall not be required with regard to a sale made by Seller in compliance with any customer purchasing limit which may from time to time be issued in writing to Seller by Purchaser in its sole discretion (a "Purchasing Limit"), provided that shipments are made prior to the expiration date of the Purchasing Limit approval. Any customer Purchasing Limit issued by Purchaser may be amended or withdrawn by Purchaser in whole or in part at any time and for any reason without advance notice, but such withdrawal shall not reduce or negate Purchaser's liability with respect to Account Receivable for goods delivered prior to withdrawal. The amount of all Account Receivable of each customer shall, in the order in which they have arisen, be treated as Purchaser Risk Account Receivable up to the limit of the Purchasing Limit in effect for such customer from time to time. So long as Purchaser has not withdrawn a Purchasing Limit as to a particular customer, and so long as no Insolvency Event (defined in Section 8 below) has occurred with respect to such customer, when Purchaser (a) receives payment in collected funds from such customer, or (b) issues a credit to such customer, in either case with respect to existing Purchaser Risk Account Receivable, then additional Account Receivable which were not originally treated as Purchaser Risk Account Receivable because they were in excess of the customer Purchasing Limit shall become Purchaser Risk Account Receivable in the order in which they were created, up to the maximum amount of such customer Purchasing Limit. The decision to grant or withdraw any Approval or Purchasing Limit shall at all times be in Purchaser's sole discretion, and Purchaser shall not be liable to Seller in any respect for damages or otherwise because of any such credit decisions.

4.           Purchase Price. The purchase price of each Account Receivable (the "Purchase _Price") is the gross amount of the Account Receivable, less any discounts made available or extended to the customer (which shall be computed on the shortest or longest terms, in Purchaser's discretion, where optional terms are given), allowances of any nature, and Purchaser's commissions. After purchase of an Account Receivable by Purchaser, a discount, credit, unidentifiable payment or allowance may be claimed solely by the customer, and if not so claimed, such discount, credit, payment or allowance shall, to the extent permissible under applicable law, be the property of Purchaser. The Purchase Price for each Account Receivable shall be payable by Purchaser in accordance with Section 8 of this Agreement. As an accommodation to Seller, within three (3) Banking Days (as hereinafter defined) following the date of purchase, Purchaser may make an initial payment (the "Initial Payment") of the Purchase Price to Seller for each Purchaser Risk Account Receivable purchased by Purchaser equal to eighty five percent (85%) of the Purchase Price of Purchaser Risk Account Receivable. Purchaser has the right from time to time to reduce the Initial Payment or to hold any reserves it deems necessary as security for the payment and performance of the Obligations (as defined in Section 14 below). In no event shall the aggregate amount of uncollected Initial Payments made by Purchaser with respect to Purchaser Risk Account Receivables exceed $2,000,000 at any time. As used herein, the term Banking Day means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City or Germany.

      5.           Reserve Account. In order to protect Purchaser from unforeseen circumstances and to secure payment of the Obligations, Seller agrees that Purchaser can retain from sums otherwise payable to Seller, a reserve in an amount at least equal to fifteen percent (15%) of the unpaid balance of Accounts Receivable (the "Required Reserve Amount"). Purchaser shall establish on its books in Seller's name a reserve account (the "Reserve Account"). Purchaser shall debit the Reserve Account with any and all disbursements (including each Initial Payment of Purchase Price) made to Seller or on its behalf, as well as all credits, discounts available to Seller's customers, chargebacks, charges, commissions, expenses, banle wire transfer fees and any other amounts chargeable to Seller under this Agreement or any supplement hereto or any other agreement between Seller and Purchaser or any of Purchaser's affiliates. Purchaser shall credit the Reserve Account with the amounts actually collected as respects Accounts Receivable and with respect to past due Purchaser Risk Accounts Receivable, amounts deemed collected in accordance with the provisions of Section 8 of this Agreement. Purchaser may retain funds in the Reserve Account in accordance with the terms of this Agreement. To the extent the funds in the Reserve Account do not at least equal the Required Reserve Amount, Seller shall immediately pay in immediately available funds such shortfall to Purchaser. Purchaser may remit any amounts in excess of the Required Reserve Amount in the Reserve Account on the 15th day of each month and on the last day of each calendar month. To the extent any payment is to be made hereunder on a day which is not a Banldng Day, such payment shall be made on the next succeeding Banking Day.

6.           Statements. Purchaser shall furnish Seller with a monthly statement of its

Reserve Account. Each such statement rendered by Purchaser shall be deemed correct and conclusively binding unless Purchaser is notified by Seller in writing by certified mail, return receipt requested, within thirty (30) days after the date of the rendering of such statement. In the event a timely objection is properly made, only the items expressly objected to by Seller in writing shall be deemed by Purchaser to be disputed.

7.           Invoicing. All invoices for merchandise sold shall be prepared by Seller and,

regardless of whether they are transmitted to customers via hard copy or electronically, shall bear a notice that they have been assigned to, are owned by and are payable directly and only to Purchaser or an assignee or transferee of Purchaser. Seller shall deliver to Purchaser an acknowledgment in writing from each customer that it shall remit all payments in respect of the Accounts Receivable directly to Purchaser. Seller shall furnish Purchaser with copies of all invoices within seven (7) days from the earlier of the invoice date or shipping date, accompanied by duly executed confirmatory assignment schedules in a format required by Purchaser, original shipping or delivery receipts, and such other information or documents as Purchaser in its discretion may request from time to time. If Seller fails to provide Purchaser with copies of such invoices (or the equivalent) or such proof of shipment or delivery when requested by Purchaser for any Purchaser Risk Account Receivable, such Purchaser Risk Account Receivable shall automatically convert to a Seller Risk Account Receivable and immediately upon such conversion, regardless of any prior credit approval, Purchaser shall have no credit risk with respect to such Account Receivable. If Seller includes in an assignment schedule any Account Receivable not approved by Purchaser or for which Purchaser has not issued or withdrawn a Purchasing Limit, such Account Receivable shall be a Seller Risk Account Receivable. Each invoice shall bear the terms of sale and no change from the original terms of sale shall be made without Purchaser's prior written consent.

8.           Payment of Accounts Receivable. Purchaser shall credit to Seller all payments by customers of Account Receivable promptly after crediting such payment to the customer's account. No check, draft or other instrument received by Purchaser shall constitute final payment unless and until such check, draft or other instrument shall have been actually collected by Purchaser in immediately available funds. The amount of the Purchase Price of any Purchaser Risk Account Receivable which remains unpaid shall be credited to Seller as of the earlier of the following dates: (a) the longest maturity date of such Purchaser Risk Account Receivable if any proceeding or petition is instituted or filed by or against the customer for relief under any federal or state bankruptcy or insolvency law, code or act, or if a receiver or trustee is appointed for the customer (each an "Insolvency Event"); or (b) as ofthe one hundred and eighty (180) days following its longest maturity date if such Purchaser Risk Account Receivable remains unpaid as of such date without the occurrence of an Insolvency Event; provided, however, that Purchaser shall not credit the Purchase Price of any unpaid Purchaser Risk Account Receivable if (i) Seller has breached any of its representations and warranties with respect to such unpaid Purchaser Risk Account Receivable as set forth in this Agreement or (ii) Purchaser determines that any Purchaser Risk Account Receivable remains unpaid for any reason other than the customer's financial inability to pay. In either case, such Account Receivable shall be converted to a Seller Risk Account Receivable.

9.           Remittances. Without limiting Seller's obligations under this Agreement to provide customers with notice of assignment, Seller shall hold in trust for Purchaser all remittances received by Seller with respect to all of its Account Receivable, and Seller shall immediately deliver to Purchaser the identical checks, drafts, monies or other forms of payment received. Purchaser may endorse Seller's name on any check, draft or other form of remittance received, where such endorsement is required to effect collection and Seller hereby grants Purchaser an irrevocable power of attorney to do so.

10.           Customer Disputes and Claims. Seller agrees to notify Purchaser immediately of all returns and allowances and of all disputes made by customer, all claims by the customers, in whole or in part, as to the price, terms, quality, quantity, delay in shipment, offset, counterclaims, contra accounts or any other defenses of any other kind and character to the payment of an Account Receivable (sometimes referred to herein individually or collectively, as a "Dispute"). Seller shall adjust all Disputes at its own expense, issuing credit memoranda promptly. Purchaser's practice is to allow a reasonable time for the settlement of Disputes between Seller and Seller's customers without waiving Purchaser's right at any time to adjust any Disputes on a Purchaser Risk Account Receivable directly with the customer and to charge back to the Reserve Account at any time the full uncollected amount of the Account Receivable involved. Purchaser may at any time charge the Reserve Account for the full uncollected amount of:

(a) any customer deduction or offset; (b) any Purchaser Risk Account Receivable which is not paid in full when due for any reason (real or alleged) other than the customer's financial inability to pay; (c) any Account Receivable with respect to which Seller breaches any of the warranties or representations set forth in this Agreement; (d) any anticipation deducted by a customer on any Account Receivable; ( e) any Seller Risk Account Receivable which is not paid in full when due for any reason; and (t) payments received by Purchaser on Seller Risk Account Receivable which Purchaser is required at any time or for any reason to turnover or return (including, without limitation, payments made by Purchaser in connection with preference claims asserted in a bankruptcy or other insolvency proceeding). Any such charge back shall not be deemed to constitute a reassignment of the Account Receivable, and Purchaser shall retain a security interest therein as security for all Obligations. In the event that Purchaser is required to make any payment of the type described in clause (t) above after the termination of this Agreement, Seller shall, on demand, reimburse Purchaser the full amount of any such payment. Such reimbursement obligation shall survive the termination of this Agreement.

11.           Collection of Accounts; Returned Goods. As owner of the Accounts Receivable Purchaser shall have the right to (a) bring suit, or otherwise enforce collection, of the Account Receivable in the name of Seller or Purchaser, (b) modify the terms of payment, settle, compromise or release, in whole or in part, any amounts owing, on terms Purchaser may deem advisable, and (c) issue credits in the name of Seller or Purchaser. Should any goods be returned or rejected by Seller's customers or otherwise recovered by Seller, Seller shall segregate and hold such goods in trust for Purchaser, but at Seller's sole risk and expense. Seller shall also promptly notify Purchaser and, at Purchaser's request, will deliver such goods to Purchaser, pay Purchaser the invoice price thereof, or sell such goods at Seller's expense for the purpose of paying any outstanding Obligations. Any payments made to either Seller or Purchaser from, or credits issued to, a customer shall be applied first to the Purchaser Risk Account Receivables owing by such customer, irrespective of instructions of the customer or the invoice dates of such Purchaser Risk Account Receivables or the manner in which payment is made, and Purchaser shall have recourse to Seller to the extent any such payment is made directly to Seller.

12.            Commissions and Charges. (a) Seller shall pay Purchaser a commission equal to the commission rate for the applicable selling term and each extension thereof set forth on Schedule 1 to this Agreement of the gross amount of each Account Receivable. For each Account Receivable under $1,000, an additional commission in the amount of 0.25% of the face amount of such Account Receivable shall be payable. All commissions payable hereunder on Account Receivable are due upon Purchaser's purchase of such Account Receivable and each extension of any selling term.

(b)           In the event the full face amount of an Account Receivable is not paid in full within any of the payment terms set forth on Schedule 1, a late charge in the amount of the late charge rate set forth on Schedule 1 to this Agreement shall begin to accrue thereon commencing on the date that is fourteen (14) days after the latest date for the longest payment term set forth on Schedule 1 which late charge shall continue to accrue until such Account Receivable is paid in full.

(c)           To the extent the commissions paid by Seller under Section 12(a) of this Agreement in any calendar year do not equal the amount of the minimum commissions set forth on Schedule 1 to this Agreement for such period (the "Minimum Commission Amount"), Seller shall pay to Purchaser the amount of such deficiency. The Minimum Commission Amount shall accrue and be payable on the last day of each such period or if this Agreement is terminated for any reason prior to the last day of the term, the Minimum Commission Amount shall be payable on the date of such earlier termination. In the event the term of this Agreement commences after the beginning of a calendar year or ends before the end of any calendar year, the Minimum Commissions Amount for such first and last calendar year shall be determined by multiplying the Minimum Commission Amount by a fraction the numerator of which is the number of calendar months elapsed during such calendar year since the commencement of the term or during the last calendar year of the term, as applicable, and the denominator of which is twelve.

(d)           For each customer of Seller for which an Account Receivable is submitted for purchase, Seller shall pay Purchaser a credit insurance fee in an amount equal to $175. Such credit insurance fee shall be payable once each year with respect to each customer.

( e)           All customer checks and other payments received by Purchaser shall be deemed applied to the Obligations three (3) Banking Days after being credited to Seller.

(f)           In the event any payment from a customer with respect to an Account Receivable is made to Seller instead of Purchaser, Seller shall pay any misdirected payment Charge in the amount of one percent (1.00%) of the amount of such payment immediately upon its accrual.

(g)           All commissions and charges shall, at Purchaser's option, be charged to Seller's Reserve Account on the date when due and payable or be payable upon demand by Purchaser.

13.           Financial Statements and Information; Inspections. Seller shall furnish to
Purchaser, in form and substance satisfactory to Purchaser: (a) as soon as possible after the end of each fiscal year of Seller, and in any event within ninety (90) days after the end thereof, a complete copy of Seller's financial statements prepared by an independent accountant acceptable to Purchaser, including (i) the balance sheet as of the close of such fiscal year and (ii) the income statement for such fiscal year, together with a statement of cash flows and an audit report prepared by such accountants, (b) as soon as possible after the end of each fiscal quarter of Seller, and in any event within thirty (30) days after the end thereof, a complete copy of Seller's quarterly financial statements including income statement, balance sheet and cash flows and other business records; (c) within thirty (30) days of Seller having filed any federal or state income tax return, a copy of such return including all schedules and attachments thereto and copies of checks evidencing proof of payment of taxes that are due and payable; (d) at the time of delivery of each of the financial statements required pursuant to this Section 13, a certificate signed by a responsible officer of Seller and in form and substance satisfactory to Purchaser stating that such financial statements are complete and correct, the representations and warranties set forth in this Agreement and are true as of the date of the certificate and that no default or Event of Default has occurred and is continuing (or if any default or Event of Default has occurred and is continuing, setting forth the steps being taken to remedy it); (e) as soon as possible after the end of each fiscal year but no later than sixty (60) days after the commencement of each fiscal year of Seller, a forecasted balance sheet and income statement in sufficient detail to allow Purchaser to understand the future projected financial results of Seller's operations; and (f) such other financial information as Purchaser shall request. Seller shall permit any representative of Purchaser to visit and inspect any of the properties of Seller, to examine and audit all books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of Seller with its officers, employees, independent public accountants, creditors and depository institutions, all at such times as Purchaser deems reasonably necessary.

14.           Collateral.

(a)           Seller and Purchaser intend for each sale of an Account Receivable to

Purchaser pursuant to this Agreement to be a true sale of such Account Receivable and not as a loan from Purchaser to Seller. In the event, however, that the sale of the Account Receivable contemplated herein is for any reason not deemed to be a true sale thereof despite the intentions of Seller and Purchaser, and, in any event, as security for all obligations, liabilities and indebtedness of Seller to Purchaser or any affiliate of Purchaser, now existing or hereafter incurred, direct or indirect, absolute or contingent, whether created under this Agreement, any supplement hereto, any other agreement between Seller and Purchaser (together with this Agreement, the "Transaction Documents") or between Seller and any affiliate of Purchaser or otherwise (all ofthe foregoing being herein called the "Obligations"), Seller grants Purchaser a security interest in all of the following property now owned or at any time hereafter acquired by Seller or in in which Seller now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"): accounts (including without limitation the Accounts Receivable); inventory; equipment; goods; documents; instruments (including, without limitations, promissory notes); contract rights; general intangibles (including, without limitation, payment intangibles); chattel paper (whether tangible or electronic); supporting obligations; investment property; cash; deposit accounts; letter-of-credit rights; trademarks] and the proceeds and products thereof (including without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. The terms used in this Agreement which are defined in the Uniform Commercial Code as in effect in the state whose laws govern the interpretation and enforcement of this Agreement, as it may be amended or otherwise modified from time to time (the "_UCC") are used herein as defined in the UCC.

(b)           Seller warrants that (i) it has title to the Collateral and that there are no sums owed or claims, liens, security interests or other encumbrances (collectively, "_Liens") against the Collateral other than in favor of Purchaser; (ii) its principal place of business, chief executive office and the place where the records concerning its accounts and contract rights are located at Seller's address set forth herein; and (iii) none of the Account Receivable is evidenced by a promissory note or other instrument.

( c)           Seller shall (i) not sell or assign, negotiate, pledge or grant any security interest in any of the Collateral to anyone other than Purchaser without Purchaser's prior written consent except for the sales of inventory in the ordinary course of business; (ii) notify Purchaser of any Liens against the Collateral; (iii) defend the Collateral against any Liens adverse to Purchaser; (iv) not create, incur, assume, or suffer to exist now or at any time throughout the duration of the term of this Agreement, any Liens against the Collateral, whether now owned or hereafter acquired, except liens in favor of Purchaser none of the Account Receivable is evidenced by a promissory note or other instrument; (v) keep its principal place of business and chief executive office and the office where it keeps its records concerning its accounts and contract rights at the location therefor specified in this Agreement and (v) hold and preserve its records concerning its accounts and contract rights and shall permit representatives of Purchaser at any time during normal business hours to inspect and make abstracts from such records.

(d)           Seller irrevocably authorizes Purchaser at any time and from time to time to file in any jurisdiction all financing statements and amendments thereto provided for by the DCC. Seller shall cooperate with Purchaser in the filing, recording or renewal thereof (and shall if requested execute such documents as may be necessary in such regard), and to pay all out-ofpocket search, filing and recording fees and expenses related thereto, and, to the extent required or permitted by applicable law, Seller authorizes Purchaser to sign Seller's name thereon. Seller shall execute, acknowledge and/or deliver such other instruments or assurances as Purchaser may reasonably request to effectuate the purposes of this Agreement. Seller also ratifies any previous authorization for Purchaser to have filed in any jurisdiction any such financing statements or amendments thereto if filed before the date of this Agreement.

(e)           Seller covenants and agrees with Purchaser that: (i) without giving

Purchaser at least thirty (30) days prior written notice, Seller shall not change its name, its principal place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number if it has one, (ii) if Seller does not have an organizational identification number and later obtains one, Seller shall forthwith notify Purchaser of such organizational identification number, and (iii) Seller shall not change its state of incorporation or organization or its type of organization, jurisdiction of organization or other legal structure.

(f)           Seller irrevocably appoints Purchaser as its attorney-in-fact (which power of attorney is coupled with an interest) and proxy, with full authority in the place and stead of Seller and in its name or otherwise, from time to time in Purchaser's discretion, to take any action or execute any instrument which Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to create and perfect Purchaser's security interest under this Agreement including, without limitation, to execute and file DCC financing, continuation, amendment and termination statements and similar instructions; (ii) to obtain and adjust insurance required to be paid to Purchaser pursuant to this Agreement; (iii) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper of Seller;

(v) to sign Seller name on any invoice or bill of lading relating to any account, on drafts against customers, on schedules and assignments of accounts, on notices of assignment, financing statements and other public records, on verification of accounts and on notices to customers (including notices directing customers to make payment directly to Purchaser); (vi) if a Default has occurred and is continuing, to notify the postal authorities to change the address for delivery of its mail to an address designated by Purchaser, to receive, open and process all mail addressed to Seller, to send requests for verification of accounts to customers; and (vii) to file any claims or take any action or institute any proceedings which Purchaser may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Purchaser with respect to any of the Collateral Seller ratifies and approves all acts of said attorney; and so long as the attorney acts in good faith and without gross negligence it shall have no liability to Seller for any act or omission as such attorney. If Seller fails to perform any agreement contained herein, Purchaser may itself perform, or cause performance of, such agreement or obligation, and the costs and expenses of Purchaser incurred in connection therewith shall be payable by Seller and shall be fully secured hereby. The powers conferred on Purchaser hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Purchaser to exercise any such powers. Except for the safe custody of any

Collateral in its possession and the accounting for moneys actually received by it hereunder, Purchaser shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

               15.                      Warranties and Representations. Seller warrants and represents that (a) Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation set forth in the introductory paragraph to this Agreement and agrees that it shall not change such state of incorporation without giving Purchaser sixty (60) days prior written notice of such change, (b) Seller is duly qualified to do business and in good standing in each other jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on Seller's business or assets, (c) Seller operates its business in compliance with all applicable local, state and federal laws, including without limitation the Fair Labor Standards Act and all applicable tax withholding laws and regulations, and (d) each Account Receivable: (i) is genuine and valid and represents a completed delivery or performance in fulfillment in every respect of the terms, conditions and specifications of a bona fide, uncancelled and unexpired sale in the ordinary course of business to a customer which is not affiliated with Seller in full compliance with the specifications of such customer; (ii) is enforceable for the full amount thereof and shall at the time submitted to Purchaser be subject to no Dispute; (iii) does not represent a delivery of merchandise upon "consignment," "guaranteed sale," "sale or return," "payment on reorder" or similar terms; (iv) is due and payable not more than ninety (90) days from the invoice date corresponding thereto; (v) is payable in United States Dollars and has been invoiced to the customer by an invoice that bears notice of the sale and assignment to Purchaser in compliance with the terms of this Agreement; and (vi) does not represent a "pack, bill and hold" transaction unless Seller has complied with Purchaser's requirements in respect thereof. Seller further represents and warrants that it shall be the absolute owner of all merchandise and other property involved at the time of delivery or performance.

16.           Financial Condition. Seller warrants that that there has been no material adverse change in Seller's financial condition as reflected in the financial statements delivered to Purchaser since the date thereof nor do such statements fail to disclose any fact or facts which might materially adversely affect Seller's financial condition; and there is no litigation pending or threatened, which taken in the aggregate if adversely determined, can reasonably be expected to have a material adverse effect on Seller's financial condition.

17.           Term of Agreement; Termination. This Agreement shall take effect on the date of acceptance by Purchaser (the "Effective Date") and shall remain in full force and effect for three months from the first day of the first calendar month after the Effective Date (such date, the "Anniversary Date") unless terminated earlier by Purchaser (a) upon written notice, or (b) without notice upon the occurrence of an Event of Default (defined below). This Agreement shall be automatically renewed on the Anniversary Date for an additional three month term unless Seller or Purchaser provides the other written notice of non-renewal of this Agreement no later than thirty (30) days prior to the applicable Anniversary Date. In the event that this Agreement is terminated by Seller for any reason or by Purchaser based on the occurrence of an Event of Default prior to an Anniversary Date, Seller shall immediately pay Purchaser the unpaid portion of the Minimum Commission Amount which would have been payable to Purchaser pursuant to this Agreement through the next Anniversary Date.

18.           Events of Default; Remedies. (a) If any of the following events (each, an "_Event of Default") shall occur: (i) Seller shall default in the payment of any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); (ii) any representation or warranty made by Seller to Purchaser in this Agreement or any written statement, report, financial statement or certificate made or delivered to Purchaser by Seller shall prove incorrect or misleading in any material respect when made or furnished; (iii) Seller shall breach any covenant or agreement contained in this Agreement or any supplement hereto or any other Transaction Document or any agreement between Seller of any affiliate of Purchaser; (iv) an event of default shall occur under any contractual obligation of Seller (other than this Agreement), and such event of default (A) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of a subordination or an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any indebtedness (other than the Obligations) of Seller; or (B) causes (or permits any holder of such indebtedness or a trustee to cause) such indebtedness, or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; (v) there shall be commenced against Seller any litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets; (vi) Seller shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; (vii) Seller fails, closes, suspends or goes out of business; (viii) a case or proceeding shall have been commenced involuntarily against Seller or any guarantor of the Obligations in a court having competent jurisdiction seeking a decree or order: (A) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (1) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such person or entity or of any substantial part of its properties, or (II) the reorganization or winding up or liquidation of the affairs of any such person or entity, or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (B) invalidating or denying any person's or entity's right, power, or competence to enter into or perform any of its obligations under any Transaction Document or invalidating or denying the validity or enforceability of this Agreement or any other Transaction Document or any action taken hereunder or thereunder; (ix) Seller or any guarantor ofthe Obligations shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (B) make a general assignment for the benefit of creditors, (C) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of such acts, or (D) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; (x) any provision of any Transaction Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien or security interest granted, or intended by the Transaction Documents to be granted, to Purchaser shall cease to be a valid and perfected lien or security interest having the first priority in any of the Collateral (or Seller shall so assert any of the foregoing); (xi) any guarantor of the Obligations fails to perform or observe any of such guarantor's obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever; (xii) a final judgment or judgments for the payment of money shall be rendered against Seller, unless the same shall be (A) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) Days of judgment, or (B) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) Days from the date of such judgment; (xiii) there is a change (by death or otherwise) in Seller's principal stockholders or owners; (xiv) there is a change in the senior management of Seller; or (xv) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations;

then Purchaser may, without notice, take anyone or more of the following actions: (i) terminate this Agreement; (ii) declare all or any portion of the Obligations to be forthwith due and payable whereupon such Obligations shall become and be due and payable; or (iii) exercise any rights and remedies provided to Purchaser under any ofthe Transaction Documents or at law or equity, including all remedies provided under the UCC; provided, that upon the occurrence of any Event of Default specified in clauses (viii) or (ix) above, the Obligations shall become immediately due and without declaration, notice or demand by Purchaser.

(b)           At any time after the occurrence of an Event of Default that is not waived by Purchaser, Purchaser shall have, in addition to all of the rights and remedies of a secured party under Article 9 of the UCC and other applicable law, the right to remove from any of Seller's premises any and all books and records that may pertain to the Accounts Receivable or any other Collateral. Seller hereby appoints Purchaser or such persons as Purchaser designates as Seller's attorney-in-fact to do all acts and things necessary, in Purchaser's determination after an Event of Default that is not waived by Purchaser, to fulfill Seller's obligations under this Agreement. Without limiting the generality of the foregoing, Seller expressly agrees that upon the occurrence of any Event of Default, Purchaser may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Purchaser shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Purchaser the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Seller hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Purchaser shall have the right to conduct such sales on any Seller's premises or elsewhere and shall have the right to use any Seller's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Purchaser deems necessary or advisable. Seller further agrees, upon the occurrence and during the continuance of an Event of Default and at Purchaser's request, to assemble the Collateral and make it available to Purchaser at places that Purchaser shall reasonably select, whether at its premises or elsewhere. Until Purchaser is able to effect a sale, lease, or other disposition of the Collateral, Purchaser shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Purchaser deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Purchaser shall have no obligation to Seller to maintain or preserve the rights of Seller as against third parties with respect to any Collateral while such Collateral is in the possession of Purchaser. Purchaser may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Purchaser's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Seller waives all claims, damages, and demands against Purchaser, its affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral. Seller agrees that ten (10) Days' prior notice by Purchaser to Seller of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.

Seller shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Purchaser is entitled. Purchaser's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Purchaser may have under any other agreement with Seller or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

19.           Waivers. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Seller waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Transaction Documents or any notes, commercial paper, accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Purchaser on which Seller may in any way be liable, and hereby ratifies and confirms whatever Purchaser may do in this regard; (b) all rights to notice and a hearing prior to Purchaser's taking possession or control of, or to Purchaser's replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Purchaser to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Seller acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Transaction Documents and the transactions evidenced hereby and thereby.

20.           Proceeds. The proceeds of any sale, disposition or other realization upon any

Collateral shall be applied by Purchaser upon receipt to the Obligations in such order as Purchaser may deem advisable in its sole discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Purchaser of any other amount required by any provision of law, including Section 9-608(a)(1) of the UCC (but only after Purchaser has received what Purchaser considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Seller or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

21.             Effect of Termination; No Lien Release Without Release. Upon the effective date of termination of this Agreement, all Obligations shall become immediately due and payable without further notice or demand irrespective of any maturity dates established prior thereto. No such termination shall, however, release or abrogate any security interest held by Purchaser in any collateral of Seller until Complete Termination (as hereinafter defined) and Purchaser shall be required to record any termination or satisfaction of Purchaser's Liens on the Collateral until Complete Termination has occurred. Seller understands this provision constitutes a waiver ofits rights under Section 9-513 of the DCC. In the event oftermination, Purchaser may hold any balance remaining to Seller's credit in the Reserve Account as security for the Obligations until Complete Termination. In addition, upon termination ofthis Agreement, Seller shall pay to Purchaser (or Purchaser may retain), to hold in a non-segregated non-interest bearing account the amount of all Exposed Payments, together with a sum sufficient in Purchaser's sole discretion to cover Purchaser's attorneys' fees, costs and expenses in defending its right, title and interest in and to the Exposed Payments (the "Preference Reserve"). Purchaser may charge the Preference Reserve with the amount of any Exposed Payments that Purchaser pays to the bankruptcy estate of any customer that made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code. Purchaser shall refund to Seller from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the customer or otherwise. As used herein, "Complete Termination" means satisfaction of each of the following conditions: (i) payment in full of all Obligations; (ii) if Purchaser has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Seller, acknowledgement from all beneficiaries thereof that neither Purchaser nor any other issuer has any outstanding direct or contingent liability in connection therewith; and (iii) Seller has executed and delivered to Purchaser a general release in the form and substance satisfactory to Purchaser. As used herein, the term

"Exposed Payments" means payments received by Purchaser from or for the account of a customer that has become subject to an Insolvency Proceeding, to the extent such payments cleared the customer's deposit account within ninety (90) days of the commencement of such Insolvency Proceeding, together with all attorneys' fees which, in Purchasers sole discretion, may be necessary to defined Purchaser's right, title and interest in and to said payments.

22.           Collection Costs. Seller shall payor reimburse Purchaser on demand for all costs and expenses, including the reasonable fees and expenses of all legal counsel (including allocated costs of staff counsel) and auditors (whether employed directly or retained by Purchaser), incurred by Purchaser to obtain or enforce payment of any Obligations or in the prosecution or defense of any action or proceeding concerning any matter arising out of or related to this Agreement.

23.           Payment of Expenses and Indemnification.

(a)           Seller will payor reimburse Purchaser for all of Purchaser's out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, any of the Transaction Documents and any other agreement between Seller and Purchaser's affiliates and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to Purchaser (whether or not such counsel is affiliated with Purchaser) with cap of $5000.00.

(b)           Seller will pay or reimburse Purchaser for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under the Transaction Documents and any other agreement between Seller and Purchaser's affiliates, and the verification of the Account Receivable and the credit worthiness of the customers, including, without limitation, fees and disbursements of counsel to Purchaser (whether or not such counsel is affiliated with Purchaser) and any collateral evaluation (e.g. field examinations and audits, collateral analysis or other business analysis) performed by Purchaser or for its benefit as Purchaser deems necessary, as well as for the costs, for travel expenses, travel-related expenses overnight mail delivery, uee and tax lien searches and tax lien update searches and bank wire transfer fees. Notwithstanding the foregoing, Seller shall only be obligated to reimburse Purchaser for no more than two (2) field examinations and audits in any twelve (12) month period provided that no Event of Default has occurred in which event there shall be no limit on the number of field examinations and audits Seller shall reimburse Purchaser for.

(c)           Seller will pay, indemnify, and hold Purchaser harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement of modification of, or any waiver or consent under or in respect of, the Transaction Documents and any other agreement between Seller and Purchaser's affiliates.

(d)           Seller will pay, indemnify, and hold Purchaser harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether threatened, pending or determined (including attorneys' fees and court costs now or hereafter arising from the enforcement of this clause), (i) with respect to the execution, delivery, enforcement and performance of the Transaction Documents and any other agreement between Seller and Purchaser's affiliates, including, without limitation, the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any collateral, or (ii) arising directly or indirectly from the activities of Seller or any subsidiary, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person, or (iii) arising by virtue of or in connection with any representation or warranty by Seller being untrue as of the date made or any agreement or covenant by Seller not being performed as and when required hereunder (all of the foregoing, collectively, the "indemnified liabilities"); provided, that Seller shall have no obligation hereunder to Purchaser with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Purchaser.

24.           Notices. Except as otherwise provided herein, whenever any notice, demand,

request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any person or entity (other than Purchaser or Seller) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

(a)    If to Purchaser:

 DS-Concept Trade Invest LLC
c/o DS-Concept Factoring, Inc.
650 Fifth Avenue
New York, New York 10019     Facsimile No 212-765-4346

(b)    If to Seller:

 International Magnesium Group, Inc.
431Fairway Dr., Suite 230
Deerfield Beach, Fl33441
Facsimile No. 954-363-7320

Copy to:
 China Direct Industries, Inc. 431Fairway Dr., Suite 230
Deerfield Beach, FI 33441
Facsimile No. 954-363-7320

25.           No Waiver. No course of dealing between Purchaser and Seller, nor any failure or delay on the part of Purchaser in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided in the Transaction Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

26.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns, except that Seller may not assign or transfer any of its rights under any Transaction Document to which it is a party without the prior written consent of Purchaser.

27.           Headings. Section headings in the Transaction Documents are included in such Transaction Documents for the convenience of reference only and shall not constitute a part of the applicable Transaction Documents for any other purpose.

28.           Relief from Automatic Stay in Bankruptcy Case. If any voluntary or involuntary petition is filed under any section of the United States Bankruptcy Code by or against Seller, Seller represents, warrants and agrees that to the fullest extent permitted by applicable law: (a) Purchaser shall be entitled to immediate relief from the automatic stay to permit enforcement of Purchaser's rights and remedies pursuant to this Agreement and applicable New York law; (b) consent is hereby unconditionally given to the immediate termination of the automatic stay and no contest or objection will be made to any motion, application or petition filed by Purchaser for such determination of lifting of the automatic stay; (c) the exclusive period for Seller or the debtor in any such banlauptcy proceeding to file a plan in banlauptcy, reorganization, arrangement, wage earner's plan or otherwise and to seek acceptances of any such plan, will terminate on the earlier ofthe one hundred twentieth (120th) day following the filing of any such voluntary petition or, on the one hundred twentieth (120th) day following the initial order for relief, without extension of any kind; (d) to the best knowledge and belief of Seller, the property as to which Purchaser is given or granted a security interest pursuant to the terms of this Agreement would not be necessary to any plan of reorganization or liquidation; ( e) the filing of any petition in banlauptcy will constitute bad faith on the part of Seller if the primary purpose of same is to delay any pending foreclosure or enforcement of any Lien held by Purchaser; (:f) absent such foreclosure or enforcement of the Lien of Purchaser, Purchaser has no adequate protection; and (g) Seller will do all things and assign and deliver all documents, papers and instruments requested by Purchaser to facilitate the obtaining by Purchaser of a relief from any automatic stay or order or in obtaining any order to dismiss such banlauptcy case.

29.           Invalid Provisions. If any provision(s) of this Agreement is held by a court of  competent jurisdiction to be illegal, invalid or unenforceable, such provision(s) shall be fully severable and this Agreement shall be then construed and enforced as if such illegal, invalid or unenforceable provision(s) was never part of this Agreement in the first instance and the remaining provision(s) shall continue in full force and effect without being affected by any such illegal, invalid or unenforceable provision( s) or by its severance from this Agreement. In addition, upon the finding of any such illegal, invalid or unenforceable provision(s), the parties agree that to the extent legally possible so that the same may be valid and enforceable, a provision shall be added to this Agreement as similar in its terms to the illegal, invalid or unenforceable provision as may be so within the confines of legality, validity and enforceability. In all events, if this entire Agreement or such material parts thereof are held illegal, invalid or unenforceable so that it cannot effectively continue so that its intents and purposes are carried out, or, if this Agreement is terminated as a result of any default on the part of Seller, then, in any such event, notwithstanding anything to the contrary contained in this Agreement or otherwise, Purchaser shall, nevertheless, be entitled to immediate payment by and from Seller of all Obligations then outstanding.

30.           Limitation of Liability. Purchaser shall have no liability whatsoever pursuant to  this Agreement (a) for any loss or damages (including, without limitation, indirect, special or consequential damages) resulting from the refusal of Purchaser to accept or assume, or delay in accepting or assuming any Account Receivable or with respect to any malfunction, failure or interruption of computer, communication facilities, labor difficulties or Acts of God or other causes beyond its control; or (b) for indirect, special or consequential damages arising from accounting or ministerial errors with respect to the account of Seller with Purchaser.

31.           Confidentiality. Except as otherwise required by law, Seller shall treat as confidential both the form and substance of all information received from Purchaser with respect to Seller's Reserve Account, all credit approval processes, accounting procedures and invoice processing procedures, together with all reports, statements, fee schedules or notices related to any of the foregoing. No such information may be disclosed by Seller publicly or privately except to those individuals who are Seller's officers, employees or advisors who have a need to know and then only on the condition that such matters may not be further disclosed.

32.           Governing Law. This Agreement has been made in, and shall be governed by the laws of, the State of New York, without giving effect to conflicts of laws rules.

33.           JURISDICTION; JURY TRIAL WAIVER:.                                                                           EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT. THE PARTIES HERETO DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT. NOTHING CONTAINED HEREIN SHALL LIMIT IN ANY MANNER WHATSOEVER PURCHASER'S RIGHT TO LITIGATE ANY AND ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT IN ANY OTHER COURTS AS PURCHASER MAY SELECT, WHICH SUCH COURTS ARE CONVENIENT FORUMS AND SELLER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

34.           Miscellaneous. This Agreement, together with any supplement hereto, contains the entire agreement between the parties, and cannot be modified or amended orally. This Agreement is intended solely for the benefit of Purchaser and Seller, and no other person or party (including any guarantor) is intended to be benefited hereby in any way. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Seller acknowledges and agrees that at the time of execution of this Agreement, Purchaser has not completed its business and legal due diligence and as such Purchaser has no obligation under this Agreement to purchase any Account Receivable until such due diligence is completed to the satisfaction of Purchaser. In the event Purchaser is not satisfied with the results of such due diligence in any respect, Seller agrees that notwithstanding anything to the contrary contained in this Agreement, Purchaser has the right to immediately terminate this Agreement.

[Signature Page Follows]

Intending to be legally bound, the parties have duly executed this Agreement on the day and year first above written.

INTERNATIONAL MAGNESIUM GROU,INC.

By: / / INTERNATIONAL MAGNESIUM GROUP,INC.

Name:

Title:

DS-CONCEPT TRADE INVEST LLC

By: /s/ DS-CONCEPT TRADE INVEST LLC

Name:

Title:

SCHEDULE 1

To Account Receivable Purchase Agreement
between International Magnesium Group, Inc. and DS-Concept Trade Invest LLC dated October,  , 2012

Arrangement Charge: Commissions and Charges

Commission rate:                                                   1.25% for up to 30 days

                                                                               2.25 % for up to 60days

                                                                               3.21 % for up to 90days

Late charge rate                                                           0.35 % per week

Minimum commissions:                                              N/A

Arrangement Charge:                                                  N/A

Special Condition for the first invoice for Debtor: Magnesium Elektron ( Hart Metals, Inc.)
N60 @ 2.00%